EXHIBIT 11.1

                               RIMAGE CORPORATION

              COMPUTATION OF NET EARNINGS PER SHARE OF COMMON STOCK


PROFORMA NET EARNINGS PER COMMON SHARE IS DETERMINED BY DIVIDING THE PROFORMA NET LOSS BY THE WEIGHTED AVERAGE NUMBER OF SHARES OF COMMON STOCK AND COMMON SHARE EQUIVALENTS OUTSTANDING UNLESS THE RESULT IS ANTI-DILUTIVE. THE FOLLOWING IS A SUMMARY OF THE WEIGHTED AVERAGE COMMON SHARES OUTSTANDING AND COMMON SHARE
EQUIVALENTS:

                                                                                         YEAR ENDED
                                                                                       DECEMBER 31,
                                                                   ---------------------------------
                                                                             1996              1995
                                                                   ---------------   ---------------
Shares Outstanding at beginning of period (prior to merger)             3,050,000         1,950,000

Common stock issued in merger with Dunhill Software Services                    0         1,100,000
                                                                   ---------------   ---------------

Shares Outstanding at beginning of period                               3,050,000         3,050,000
                                                                   ---------------   ---------------

Common stock issued in stock option exercise                               34,500             1,000

Shares Outstanding at end of period                                     3,084,500         3,051,000
                                                                   ===============   ===============

   Weighted average shares of common stock outstanding                  3,074,837         3,050,140
                                                                   ===============   ===============

Common stock equivalents                                                        -                 -

   Weighted average shares of common stock equivalents                          -                 -
                                                                   ===============   ===============

Weighted average shares of common stock and stock equivalents           3,074,837         3,050,140
                                                                   ===============   ===============

Proforma net earnings (loss)                                          ($5,179,011)      ($1,382,661)
                                                                   ===============   ===============

Proforma net earnings (loss) per share                                     ($1.68)           ($0.45)
                                                                   ===============   ===============